As Filed with the Securities Exchange Commission on May 31, 2012

Registration Nos. 333-170314 and 333-170314-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 5 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STREAM EXCHANGE TRADED TRUST

(Exact name of registrant as specified in its charter)

Delaware (State of Organization)	6799 (Primary Standard Industrial Classification Number)	27-6620981 (I.R.S. Employer Identification Number)

STREAM S&P Dynamic Roll Global Commodities Fund c/o STREAM Exchange Traded Trust 787 Seventh Avenue New York, New York 10019 (212) 841-2000		M. Andrews Yeo BNP Paribas Quantitative Strategies, LLC 787 Seventh Avenue New York, New York 10019 (212) 841-2000
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Schmidtberger, Esq. James C. Munsell, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019	Andrew Alter, Esq. BNP Paribas Quantitative Strategies, LLC 787 Seventh Avenue New York, New York 10019

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this amendment no. 5 to the registration statement is solely to file exhibits 23.4 and 23.5 (revised auditors’ consents) to the registration statement as set forth below in Item 16(a) of Part II.

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement.

Approximate Amount
Securities and Exchange Commission Registration Fee	$44,563
Financial Industry Regulatory Authority Filing Fee	63,000
Printing Expenses	50,000
Fees of Certified Public Accountants	20,000
Fees of Counsel	1,000,000

Total	$1,177,563

Item 14.	Indemnification of Directors and Officers.

Section 4.7 of the Fourth Amended and Restated Declaration of Trust and Trust Agreement filed as an exhibit to this Registration Statement and, as amended from time-to-time (the “Declaration of Trust”), provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under the Declaration of Trust) shall be indemnified by the Trust (or, in furtherance of Section 3.8 of the Declaration of Trust, any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or the Funds, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust or the Funds, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or the Funds and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Declaration of Trust on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the applicable Trust Estate (as such term is defined in the Declaration of Trust) or Trust Estates. All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under the Declaration of Trust shall be from assets of the applicable Fund.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

1.1	Form of Initial Purchaser Agreement*

4.1	Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Registrant*

4.2	Form of Participant Agreement*

4.3	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)*

5.1	Opinion of Richards, Layton & Finger as to legality*

8.1	Opinion of Sidley Austin LLP as to income tax matters*

10.1	Customer Agreement between the Trust and PBI*

10.2	Customer Agreement between the Trust and CFL*

10.3	Fund Administration and Accounting Agreement*

10.4	Global Custody Agreement*

10.5	Transfer Agency and Service Agreement*

10.6	Marketing Agent Agreement*

23.1	Consent of Sidley Austin LLP*

23.2	Consent of Richards, Layton & Finger is included as part of Exhibit 5.1

23.3	Consent of Sidley Austin LLP as tax counsel is included as part of Exhibit 8.1

23.4	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, is included as part of Registration Statement

23.5	Consent of Deloitte & Touche LLP

*	Previously filed

(b)	The following financial statements are included in the Prospectus:

(1)	STREAM Exchange Traded Trust

STREAM S&P Dynamic Roll Global Commodities Fund

STREAM Enhanced Volatility Fund

(i) Report of Independent Registered Public Accounting Firm April 12, 2012

(ii) Combined Statement of Financial Position of STREAM Exchange Traded Trust February 29, 2012

(iii) Statement of Financial Position of STREAM S&P Dynamic Roll Global Commodities Fund February 29, 2012

(iv) Statement of Financial Position of STREAM Enhanced Volatility Fund February 29, 2012

(v) Notes to Financial Statements February 29, 2012

(2)	BNP Paribas Quantitative Strategies, LLC

Financial Statements as of December 31, 2011 and 2010, for the year ended December 31, 2011 and for the period from April 30, 2010 (date of inception) to December 31, 2010

(i) Independent Auditors’ Report dated April 13, 2012

(ii) Statement of Financial Position as of December 31, 2011 and 2010

(iii) Statement of Operations for the year ended December 31, 2011 and for the period from April 30, 2010 (date of inception) to December 31, 2010

(iv) Statement of Changes in Member’s Capital for the year ended December 31, 2011 and for the period from April 30, 2010 (date of inception) to December 31, 2010

(v) Statement of Cash Flows for the year ended December 31, 2011 and for the period from April 30, 2010 (date of inception) to December 31, 2010

(vi) Notes to Financial Statements for the year ended December 31, 2011 and for the period from April 30, 2010 (date of inception) to December 31, 2010

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and STREAM S&P Dynamic Roll Global Commodities Fund, a series of the Registrant, has duly caused this Pre-Effective Amendment No. 5 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 31st day of May, 2012.

STREAM Exchange Traded Trust
STREAM S&P Dynamic Roll Global Commodities Fund, a series of STREAM Exchange Traded Trust

By:	BNP Paribas Quantitative Strategies, LLC its Managing Owner

By:	/s/ Bruno d’Illiers
Name: Bruno d’Illiers
Title: Director

By:	/s/ M. Andrews Yeo
Name: M. Andrews Yeo
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 5 to the Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant and STREAM S&P Dynamic Roll Global Commodities Fund, a series of the Registrant, in the capacities and on the date indicated.

BNP Paribas Quantitative Strategies, LLC Managing Owner of the Registrant and STREAM S&P Dynamic Roll Global Commodities Fund, a series of STREAM Exchange Traded Trust

/s/ M. Andrews Yeo Name: M. Andrews Yeo	Director Chief Executive Officer (Principal Executive Officer)	May 31, 2012

/s/ George L. Parry Name: George L. Parry	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2012

(Being principal executive officer, the principal financial and accounting officer and all of the directors of the Board of Directors of BNP Paribas Quantitative Strategies, LLC)

BNP Paribas Quantitative Strategies, LLC, Managing Owner of the Registrant and STREAM S&P Dynamic Roll Global Commodities Fund, a series of STREAM Exchange Traded Trust

/s/ M. Andrews Yeo Name: M. Andrews Yeo	Director Chief Executive Officer (Principal Executive Officer)	May 31, 2012

/s/ George L. Parry Name: George L. Parry	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 31, 2012

/s/ Bruno d’Illiers Name: Bruno d’Illiers	Director	May 31, 2012

/s/ Raphael Masgnaux Name: Raphael Masgnaux	Director	May 31, 2012